UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

Commission File Number	Exact name of registrant as specified in its charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

333-124154	Stanadyne Holdings, Inc. 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	20-1398860

333-45823	Stanadyne Corporation 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	22-2940378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Each of Stanadyne Holdings, Inc. (“Holdings”) and Stanadyne Corporation (“Stanadyne”) is filing this Current Report on Form 8-K to supplement the information previously reported on Form 8-K filed January 26, 2010 by Holdings and Stanadyne regarding the dismissal of Deloitte & Touche LLP (“Deloitte”) by each of Holdings and Stanadyne on January 20, 2010 as the registered public accounting firm of each of Holdings and Stanadyne. As previously reported, on January 15, 2010 Deloitte informed each of Holdings and Stanadyne, by notice to a director of each of Holdings and Stanadyne, that Deloitte had concluded that it was not currently independent with respect to Holdings or Stanadyne. Each of Holdings and Stanadyne understands from Deloitte that Deloitte had concluded that it was not currently independent with respect to Holdings or Stanadyne as a result of a communication to Deloitte from Kohlberg Capital Corporation on January 4, 2010 and that Deloitte’s conclusion did not relate to any action or activity of either of Holdings or Stanadyne. Investment funds associated with Kohlberg & Company, L.L.C. (“Kohlberg & Co.”) control each of Holdings and Stanadyne through their ownership of substantially all of the equity of Holdings, which owns 100% of Stanadyne’s parent company, Stanadyne Intermediate Holding Corp. Two of the directors of each of Holdings and Stanadyne are both partners of Kohlberg & Co. and directors of Kohlberg Capital Corporation. As reported by Kohlberg Capital Corporation in its public filings, these two directors also have an ownership interest in Kohlberg Capital Corporation. Each of Holdings and Stanadyne understands that Deloitte was independent of each of Holdings and Stanadyne during all periods covered by the previously issued financial statements of each of Holdings and Stanadyne with which Deloitte was associated as its registered public accounting firm and that Deloitte was independent when it performed its work and issued its audit reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanadyne Holdings, Inc.
(Registrant)

Date: February 18, 2010

	By:	/s/ Stephen S. Langin
Stephen S. Langin
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanadyne Corporation
(Registrant)

Date: February 18, 2010

	By:	/s/ Stephen S. Langin
Stephen S. Langin
Vice President and Chief Financial Officer